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                                                                    EXHIBIT 99.2

                            SUBSCRIPTION AGREEMENT

          This SUBSCRIPTION AGREEMENT (the "Agreement") made as of the date set forth on the signature page hereof between Incara Pharmaceuticals Corporation, a Delaware corporation (the "Company"), and the undersigned (the "Subscriber").

                                  WITNESSETH:

          WHEREAS, the Company is offering in a public offering to qualified institutional buyers or other investors meeting similar financial standards (the "Offering") up to $10,000,000 of its common stock, $.001 par value per share (the "Common Stock"), at a price equal to the closing sale price as listed on the Nasdaq National Market System on the day before the closing (as defined in Section 2.2). The shares of Common Stock offered hereby are sometimes referred to as the "Securities;"

          WHEREAS, the Subscriber desires to purchase that number of Securities set forth on the signature page hereof on the terms and conditions hereinafter set forth; and

          WHEREAS, the Company has engaged Petkevich & Partners, LLC (the "Placement Agent") as placement agent for the Offering on a "best-efforts" basis and there is no minimum number of shares that must be sold; and

          NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

I.  SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER
    -------------------------------------------------------------

    1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such Securities as is set forth upon the signature page hereof and, subject to the Company's right to reject in part or in its entirety this Agreement, as provided in Section 1.2, the Company agrees to sell such Securities to the Subscriber for said purchase price. The purchase price is payable by wire transfer of immediately available funds made payable to Incara Pharmaceuticals Corporation contemporaneously with the execution and delivery of this Agreement by the Subscriber or within three business days thereafter. If the Company does not accept this subscription, such purchase price shall be returned within one (1) business day to the Subscriber. All wires should be sent to:

    Incara Pharmaceuticals Corporation

    ABA:  ________________

          Certificates for the shares of Common Stock will be delivered by the Company through its transfer agent to the Subscriber promptly following the Closing (as herein defined).

    1.2 The Subscriber understands and agrees that the Company reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject, in
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whole or in part, this subscription, or to accept, in whole or in part, this subscription for Securities. If this subscription is accepted by the Company, the "Closing" shall occur no later than three (3) business day after receipt hereof by the Company of this subscription and full payment of the purchase price to the Company. The purchase price is payable by wire transfer of immediately available funds made payable as provided in Section 1.1. The Subscriber hereby authorizes and directs the Company to return any funds related to unaccepted subscriptions to the same account from which the funds were drawn.

    1.3 The Subscriber acknowledges receipt of the preliminary prospectus dated July ___, 2001, and prospectus supplement dated July ___, 2001, of the Company relating to the Offering.

    1.4 The Subscriber represents that the Subscriber is a "Qualified Institutional Buyer" as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"), and in that regard the Subscriber and the circumstances of the proposed investment in the Company by the Subscriber satisfy one or more of the following requirements. Please check
                                                                         -----
each category applicable to you as an investor in the Company.
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          A Qualified Institutional Buyer is:

          [_] Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

                    [_] Any insurance company as defined in section 2(13) of the Act;

                    [_] Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;

                    [_] Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

                    [_] Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

                    [_] Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

                    [_] Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i) (D) or (E) of Rule 144A, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

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               [_]  Any business development company as defined in section
                    202(a)(22) of the Investment Advisers Act of 1940;

               [_] Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

               [_] Any investment adviser registered under the Investment Advisers Act.

     [_] Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer.

     [_] Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer.

     [_] Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies.

     [_] Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers.

     [_] Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

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II.  MISCELLANEOUS
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     2.1  Any notice or other communication given hereunder shall be deemed sufficient in writing and sent by (a) telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received); or (b) registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to Incara Pharmaceuticals Corporation, 79 T.W. Alexander Drive, 4401 Research Commons, Suite 200, Research Triangle Park, NC 27709, Facsimile: (919) 544-1245, Attention: Richard W. Reichow, with a copy to Petkevich & Partners, LLC, 501 Second Street, Suite 710, San Francisco, CA 94107, Facsimile (415) 489-2399, Attention: J. Misha Petkevich. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

     2.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     2.3 Upon the execution and delivery of this Agreement by Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreement with other subscribers.

     2.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of law.

     2.5 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     2.6 It is agreed that a waiver by either part of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     2.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     2.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

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     2.9  Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

     2.10 Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

     Subscribed this _____ day of _______________, 2001:


     _____________________________      Address:  ___________________________
     (Name)                                   _______________________________
                                              _______________________________
     By: _________________________      Taxpayer ID No.: ____________________
     Title: ______________________      No. of Shares Subscribed: ___________
                                        Amount of Wire: $____________________




     This Subscription Agreement is agreed to and accepted as of ___________, 2001.

                                     INCARA PHARMACEUTICALS CORPORATION


                                     By: ______________________________

                                     Title: ___________________________

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